Accountants and Business Advisors
April 11, 2008
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549
Re:    Oceanic Exploration Company
          File No. 001-08521
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Oceanic Exploration Company dated April 9, 2008 and agree with the statements concerning our Firm contained therein.
Very truly yours,
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